                              EXHIBIT 10.47.9
                              Employment Agreement with Floyd Panning

                                                         EXHIBIT 10.47.9; PAGE 1

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is entered into as of the 5th day of August, 1997, between ELECTROPURE, INC. (formerly HOH Water Technology Corporation), a corporation organized under the laws of the State of California (the "Company"), and FLOYD H. PANNING, ("Employee").

       A. Concurrently herewith, the parties have entered into a License Termination Agreement upon the terms and conditions set forth therein (the "License Termination Agreement"). The License Termination Agreement was entered into in connection with the termination of certain rights licensed and certain assets leased by the Company to EDI Components ("EDI") on July 29, 1992.

       B. In order to induce EDI to enter into the License Termination Agreement, the Company desires to enter into an employment arrangement upon the terms and subject to the conditions hereinafter provided.

       C. It is understood and agreed between the parties that the terms of this Employment Agreement, particularly the length of term and compensation provisions, are primarily intended to compensate Employee for past service to the Company as well as for future performance and service. Consequently, termination of this Agreement shall not, by its terms, terminate certain compensation provisions hereof.

       D. Employee, in consideration of the covenants and agreements hereinafter contained, agrees as follows with respect to the employment by the Company of Employee and Employee's future business activities.

        1. EMPLOYMENT; TERM OF EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the provisions for termination as hereinafter provided, Employee's term of employment by the Company shall be for a period of five (5) years from the date hereof until July 31, 2002. Thereafter, Employee shall, in his sole discretion, have the right to continue this Agreement on the same terms and conditions for an additional period of two years after which this Agreement shall continue on a year-to-year basis until either party shall deliver at least 30 days' advance written notice to the other party to the effect that the employment hereunder shall terminate on such anniversary date.

        2. SERVICES TO BE RENDERED BY EMPLOYEE. Employee shall be employed as President and Chief Executive Officer of the Company and shall, subject to the direction of the Board of Directors, or a duly authorized committee thereof, have the general powers and duties of management usually vested in such office of a corporation, shall have such other powers and duties as from time to time may be decided upon by the Board of Directors, or a duly authorized committee thereof, of the Company.

                  (A) In his capacity as and during the term that Employee is employed hereunder as President and Chief Executive Officer, Employee shall have the right and authority to enter into agreements of up to $50,000; provided, however, that such limitation shall not apply in the case of employment arrangements to be negotiated by Employee with Ronald J. O'Hare and/or Catherine Patterson, the reasonableness of which shall be determined by the Company's Board of Directors.

                                                         EXHIBIT 10.47.9; PAGE 2

                  (B) Employee shall also be entitled to nominate, subject to shareholder approval, one (1) person to the Company's Board of Directors for a period of five (5) years or during the term that this Employment Agreement remains in effect or until all Shares required to be issued pursuant to the License Termination Agreement have been issued and registered by the Company, whichever is longer. The Board hereby agrees to use its best efforts to seek shareholder approval for election of Employee's nominee to the Board of Directors. Further, Employee shall be entitled to appoint one (1) person to the Company's Board of Directors upon execution hereof which appointee shall serve until he shall either resign or his successor shall be duly elected by a vote of the Company's shareholders.

                     (1) In the event the nominee submitted by Employee shall fail, for any reason, to be elected by the Company's shareholders (other than the investors of Buyer), then in that event, all Shares issuable by the Company under the License Termination Agreement shall immediately and automatically be issued at the then current Fair Market Value and the Company shall use its best efforts to register all of such Shares as soon as practicable.

                  (C) Employee agrees within six months of the date of this Agreement to prepare, for approval by the Company's Board of Directors, a five-year Business Plan, utilizing any tools and/or consulting services deemed necessary by Employee, but at the Company's expense.

                  (D) Employee shall have full and complete access to any and all offices, warehouses, factories, and other facilities leased, owned or occupied by the Company, together with full and complete access to all books, records, files, computers and all computer data of the Company, wherever located, at all times prior to the effective date of any termination of this Agreement.

        3. COMPENSATION.

                  (A) For the services to be rendered, Employee shall be paid a Base Monthly Salary of Six Thousand Five Hundred Dollars ($6,500.00) until such time as the Company has concluded any financing from which it shall realize proceeds of a minimum of one million ($1,000,000.00) Dollars. Upon receipt of such financing proceeds, Employee shall be paid a Base Monthly Salary of Eight Thousand Dollars ($8,000.00) which thereafter shall automatically increase, if employment shall continue hereunder, at the end of twelve (12) months and each twelve (12) months thereafter by an amount equal to five (5%) percent of Employee's then Base Salary. Such Base Salary shall be payable in equal installments at such times as other employees are paid but in any case at least in semi-monthly installments.

                  (B) During the term that this agreement remains in effect, Employee shall be provided the use of a Company vehicle and cellular telephone the cost for which, including maintenance, insurance, and registration, shall be borne solely by the Company.

                  (C) Employee shall be entitled to participate in disability insurance, pension plans, stock option plans and in such other employee fringe benefit programs as the Company may have in effect from time to time for its employees and executives with salaries and responsibilities comparable to those of Employee, in accordance with any policies adopted by the Board of Directors of the Company with regard thereto. It is understood that the Company, by reason of this Agreement, has not obligated itself to make any benefits available to its employees.

                                                         EXHIBIT 10.47.9; PAGE 3


                  (D) It is further expressly understood that Employee shall be entitled to participate in such group life, medical and hospitalization and/or dental insurance programs as the Company may have in effect from time to time for its employees and executives.

                  (E) The Employee shall be entitled to five (5) weeks of paid vacation per annum, to accrue in accordance with the Company's vacation policy.

                  (F) The Company shall also pay or reimburse Employee for all expenses normally reimbursed by the Company and reasonably incurred by Employee in direct furtherance of Employee's duties hereunder and authorized by the Company, including expenses for entertainment, traveling, meals, hotel accommodations, and the like upon submission of vouchers or an itemized list thereof as the Company may from time to time require, and as may be required in order to permit all or some of such payments as proper deductions to the Company under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

                  (G) Concurrent with the date hereof, Employee shall be granted a ten-year option to purchase One Hundred Twenty Five Thousand (125,000) shares of the Company's Common Stock at a 25% discount to the Fair Market Value (as hereinafter defined) of such Common Stock on the date of this Agreement. Such options shall be exercisable by Employee in increments of Twenty Five Thousand (25,000) shares per year on a cumulative basis commencing on the date of this Agreement. The Company agrees that all such options granted hereunder shall be registered under the Securities Act of 1933 at the Company's expense as soon as practicable. See Exhibit "A" - "Warrant No. A-3001", which shall be executed by the Company concurrently with the execution of this Employment Agreement.

                  (H) Fair Market Value per share of Common Stock of the Company shall be determined as follows:

                     (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or system for each trading day or if not such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; OR

                     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on each trading day; OR

                     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be the net tangible book value per share as of the end of the last fiscal year or, if higher, $0.01 per share.

                  (I) By execution hereof, the Company agrees that Employee shall be authorized by the Company to exercise up to 50,000 outstanding warrants issued to him at $0.50 per share between April, 1992 and April, 1993 and to issue for the exercise price thereof a promissory note bearing the minimum

                                                         EXHIBIT 10.47.9; PAGE 4

interest rate permitted from time to time by the Internal Revenue Code. Such promissory note shall be due and payable upon payment by the Company of the deferred wages due Employee as described in Paragraph 3(J) below.

                  (J) Once the Company has concluded any financing from which it shall realize proceeds of a minimum of one million ($1,000,000) dollars, Employee shall be entitled to a payment of up to $27,500, net of normal federal, state and local income and payroll taxes, in full reimbursement of all wages accrued and deferred while he was employed by EDI Components. It is understood and agreed that, as of the date hereof, the Employee has deferred $63,700 in wages accrued while employed by EDI Components. (See Exhibit "B" - "Summary of Deferred and Accrued Wages Due"). It is further understood that the amount due Employee hereunder will be commensurate with the principal amount, plus accrued interest, on any promissory note issued by Employee pursuant to Paragraph 3(I) above and will be deemed full payment of such promissory note plus any and all accrued but unpaid interest.

        4. COMPETITION. While employed by the Company and for three (3) years thereafter, Employee will neither permit his name to be used by, nor engage in or carry on, directly or indirectly, either for himself or as a member of a partnership, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), investor, officer or director of a corporation or as an employee, agent, associate or consultant of any person, partnership or corporation in any business in competition with any EDI-related business carried on by the Company or a parent, subsidiary, affiliate or successor of the Company without the written consent of the Company. This consent shall not be unreasonably withheld nor will the Company in any way interfere with Employee's right to work in his chosen field. Any failure by the Company to pay when due any compensation payable or stock purchase options issuable hereunder to Employee shall immediately and automatically terminate this covenant not to compete and the provisions hereof shall have no force or effect.

        5. TERMINATION BY COMPANY.

                  (A) For Cause. During the term of this Agreement, the Company shall have the right, at its option to terminate this Agreement and all of its obligations to Employee hereunder upon written notice to Employee if the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, determines unanimously (excluding Employee if he then serves on the Board of Directors) that Employee has engaged in feloneous activity or has been found to be derilict or grossly negligent in his duties; provided, however, that:

                     (1) Any such termination shall be approved by Anthony M. Frank, and

                     (2) Any such feloneous activity, deriliction of duty or negligence must be proven in a court of law of competent jurisdiction.

                  (B) Without Cause.

                     (1) During the term of this Agreement, the Company shall have the right, at its option and upon written notice to Employee, to terminate this Agreement without cause or upon

                                                         EXHIBIT 10.47.9; PAGE 5


Employee's death or disability provided that all compensation due Employee hereunder, including deferred wages (subject to the minimum financing requirements), shall continue to be paid to Employee, his heirs or assigns, for the full seven year period commencing with the date of this Agreement as if no termination had taken place.

                     (2) Upon the termination of this Agreement without cause by the Company, Employee's successor shall be approved, by simple majority vote, by those persons identified on Exhibit "C" (the "Electropure Investors"), except for Employee, subject to the reasonable concurrence of the Board of Directors. The rights of the Electropure Investors to approve the termination and selection of a successor shall survive until such time as all shares of stock issuable pursuant to the License Termination Agreement between the Company and Electropure of even date herewith have been cleared of all trading restrictions.

                     (3) If this Agreement has been terminated without cause and Employee's successor has not been approved in accordance with Paragraph 5(B)(2) above, then all shares issuable by the Company under the License Termination Agreement shall immediately be issuable at the then current Fair Market Value and the Company shall use its best efforts to register all of such shares as soon as practicable. Employee shall not be liable in any way for the Company's failure to issue such stock.

                     (4) If this Agreement has been terminated by the Company without cause, all rights of Employee to purchase stock of the Company under Paragraph 3(G) of this Agreement shall be immediately and irrevocably vested, and Employee may then exercise any and all such options at any time, all at once, or at such intervals and in such quantities as Employee elects.

                  (C) Any termination of this Agreement by the Company, with or without the approval of the Electropure Investors as to Employee's successor, shall not prejudice any remedy to which Employee may be entitled either at law, in equity, under this Agreement, or otherwise. Further, any termination of this Agreement shall not affect any rights Employee may have as a result of his ownership of the Company's stock.

                  (D) Neither the death nor the disability of Employee occurring during the five (5) year period commencing with the date of this Agreement shall excuse the Company from its obligation to continue to pay Employee all compensation due hereunder: however, in the event of Employee's death, payment shall be made to the estate of Employee; and in the event of disability, then payment shall be made to Employee's spouse, conservator or Employee's lawful attorney-in-fact.

        6. TERMINATION BY EMPLOYEE.

                  (A) For Cause. For a period of seven (7) years from the date of this Agreement, the Employee shall have the right to terminate his employment by giving written notice thereof to the Company. However, in no event will any such termination result in the termination of any unexercised stock purchase options held by Employee, or relieve or excuse the Company from its obligations to pay Employee all compensation due Employee under Paragraph 3 for a period of seven (7) years from the date of this Agreement if the Company has committed or suffered any of the following:

                                                         EXHIBIT 10.47.9; PAGE 6


                     (1) the Company breaches or is in default under any provision of this Agreement and has not cured such breach within thirty days of written demand by Employee; or

                     (2) the Company files a voluntary petition in bankruptcy or makes an assignment for the benefit of creditors, or the Company consents to the appointment of a trustee or receiver; or

                     (3) a trustee or receiver is appointed for the Company's properties and the appointment is not dismissed or stayed within sixty (60) days thereafter; or

                     (4) bankruptcy, reorganization, or liquidation proceedings are instituted against the Company and same are not dismissed or stayed within sixty (60) days thereafter; or

                     (5) the Company's corporate existence is terminated for any reason, whether voluntarily, or by operation of law, or otherwise.

                     (6) a Change of Control (as defined in Paragraph 7 hereof) of the Company shall occur and such Change of Control has not been consented to by Employee.

                     (7) the Company shall authorize or cause any significant change in or diminution of the authority, duties or position of Employee, unless consented to by Employee.

                  (B) Without Cause - Within Five Years. If, during the five (5) year period commencing with the date of this Agreement, Employee elects to terminate his employment for any reason other than as set forth in subparagraph
(A)(1) through (7) of this Paragraph 6, then Employee shall be entitled to receive only monthly wages for the balance of the five-year term in the percentages (based upon Employee's then current base salary) listed below; provided, however, that any deferred compensation previously paid to Employee and any stock purchase options previously exercised by Employee prior to the effective date of such termination shall not be subject to forfeiture. Employee shall be permitted to exercise any and all vested stock options within the thirty days following the effective date of termination.


           -------------------                 ---------
                YEAR OF                         PERCENT
               TERMINATION                     OF SALARY
           -------------------                 ---------
                    1                             60%
                    2                             70%
                    3                             80%
                    4                             90%
                    5                            100%


                  (C) Without Cause - After Five Years. If, at any time, following the five (5) year period commencing with the date of this Agreement, Employee elects to terminate his employment for any reason other than as set forth in subparagraph (A)(1) through (7) of this Paragraph 6, then Employee hereby agrees to forfeit all compensation thereafter due Employee under Paragraph 3 (A) through (I) of this Agreement; provided, however, that any deferred compensation previously paid to Employee and any

                                                         EXHIBIT 10.47.9; PAGE 7



stock purchase options previously exercised by Employee prior to the effective date of such termination shall not be subject to forfeiture. Employee shall be permitted to exercise any and all vested stock options within the thirty days following the effective date of termination.

        7. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred any of the following shall occur and have not been consented to by Employee:

                  (A) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

                  (B) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or

                  (C) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding Common Stock (except upon the conversion of Class B Common Stock into Common Stock or upon the issuance of the shares required pursuant to the License Termination Agreement or upon the issuance of shares pursuant to the Company's intended offering of securities), or

                  (D) during any period of two (2) consecutive years beginning August 12, 1997, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, or each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

        8. SOLICITING CUSTOMERS. Employee agrees that he will not for a period of two (2) years immediately following the termination of his employment with the Company, either directly or indirectly, as it relates to EDI products: (1) make known to any competing person, firm, or corporation the names or addresses of any of the customers of the Company or any other information pertaining to them, or (2) call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of the Company on whom Employee called or with whom he became acquainted during his employment with the Company, for competitive purposes either for himself or for any other person, firm, or corporation. Any failure by the Company to pay when due any compensation payable or stock purchase options issuable hereunder to Employee shall immediately and automatically terminate this covenant not to compete and the provisions hereof shall have no force or effect.

        9. TRADE SECRETS OF THE COMPANY. Employee prior to and during the term of employment under this Agreement has had and will have access to and become acquainted with various

                                                         EXHIBIT 10.47.9; PAGE 8


trade secrets, consisting of devices, secret inventions, processes, and compilations of information, records, and specifications, which are owned by the Company or its subsidiaries; and which are regularly used or to be used in the operation of the business of the Company. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises where the work of the Company is being carried on without the prior written consent of the Company.

        10. INVENTIONS AND PATENTS. Employee agrees that as to any inventions made by him during the term of his employment, solely or jointly with others, which are made with the Company's equipment, supplies, facilities, trade secrets, or time or which relate to the business of the Company or the Company's actual or demonstrably anticipated research or development, or which result from any work performed by Employee for the Company, shall belong to the Company and Employee promises to assign such inventions to the Company. Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. Employee agrees to assign to the Company Employee's rights in any other inventions where the Company is required to grant those rights to the United States Government or any agency thereof.

        In order to permit the Company to claim rights to which it may be entitled, Employee agrees to disclose to the Company in confidence all inventions which Employee makes arising out of Employee's employment.

        Employee shall assist the Company in obtaining patents on all inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and exclusive title thereto, and with others, which are made with the equipment, supplies, facilities, trade secrets, or time or first actually reduced to practice.

        11. INDEMNITY. The Company shall, to the fullest extent permitted by law and by the Company's bylaws, indemnify, defend, protect and hold Employee harmless from and against any and all claims, demands, costs, expenses, fines, damages, and attorneys' fees, and any claims therefor, pertaining to, or arising out of, the performance and/or attempted performance of Employee's obligations hereunder. It is the intention of the parties that the foregoing obligations do not require payment by Employee of such claims as a condition precedent to recovery by Employee. See Exhibit "E" - "Indemnity Agreement", which shall be executed by the parties concurrently with the execution of this Employment Agreement.

        12. SEVERABILITY.In the event any one or more provisions or portions of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                                                         EXHIBIT 10.47.9; PAGE 9


        13. RELATIONSHIP OF THE PARTIES. The parties intend that this Agreement establish an employment relationship between them. Nothing in this Agreement shall be construed as modifying any rights Employee may have as a result of Employee's ownership of any of the Company's stock.

        14. ASSIGNMENT. The rights of the Company (but not its obligations) under this Agreement may, without the consent of Employee, be assigned by the Company to any parent or subsidiary of the Company. Except as provided in the preceding sentence, the Company may not assign all or any of its rights, duties or obligations hereunder without prior written consent of Employee. Employee may assign his rights hereunder without the Company's consent; provided, however, Employee may not assign his rights to any third party who is a direct or indirect competitor of the Company. In no event may Employee delegate his duties hereunder without the written consent of the Company.

        15. NOTICES. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given or made upon personal delivery or, if mailed by registered or certified mail, postage prepaid, on the third day following deposition in a United States mail receptacle:

                     (a) If to Employee, addressed to him at the address set forth below:

                                    Floyd H. Panning
                                    317 Calle Chueca
                                    San Clemente, CA  92672

                     (b) If to the Company, addressed to:

                                    Electropure, Inc.
                                    23251 Vista Grande, Suite A
                                    Laguna Hills, CA  92653
                                    Attn:  Corporate Secretary

or to such other address as any party hereto may request by notice given as aforesaid to the other parties hereto.

        16. TITLES AND HEADINGS. Titles and headings to paragraphs hereof are for purposes of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

        17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

        18. RIGHTS AND REMEDIES ARE CUMULATIVE. The rights and remedies provided in this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive their right to use any or all other remedies. Said rights and remedies are given in addition to any other rights which any party may have by law, statute, ordinance, or otherwise.

                                                        EXHIBIT 10.47.9; PAGE 10


        19. BINDING ON SUCCESSORS. The provisions of this Agreement shall, subject to the terms and conditions hereof, be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

        20. MEDIATION. In the event any controversy arising out of this Agreement cannot be settled by the parties, the parties shall attempt to resolve such controversy through mediation, and during such time as the parties are attempting to resolve such matter through mediation, any statute of limitations shall be tolled.

        21. ATTORNEY'S FEES. In the event of any dispute regarding the obligations or the respective rights and interests of the parties hereunder, the prevailing party shall recover, upon demand, from the other party, all reasonable fees, costs and expenses (including, without limitation, such fees, costs and expenses of litigation and appeals) incurred by such prevailing party in enforcing any provision hereof, whether or not litigation has commenced with respect thereto and without regard to any schedule or the determination by a court as to the fees, costs and expenses of such enforcement.

        22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        23. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

       "COMPANY"                    ELECTROPURE, INC.


                                    By   /s/ CATHERINE PATTERSON
                                      -------------------------------
                                             Catherine Patterson
                                             Chief Financial Officer



       "EMPLOYEE"                        /s/ FLOYD H. PANNING
                                      -------------------------------
                                             Floyd H. Panning

                                                        EXHIBIT 10.47.9; PAGE 11

                                                     23251 Vista Grande, Suite A
                                                 Laguna Hills, California  92653
                                          714-770-9347 (Degree) Fax 714-770-9209
ELECTROPURE, INC.
================================================================================
                               WARRANT NO. A-3001

                              DATED AUGUST 14, 1997

                   Void after 5:00 P.M. Los Angeles City Time,
                               on August 14, 2007
               Warrant to Purchase 125,000 Shares of Common Stock

THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON ITS EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART,, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS WARRANT AND/OR THE COMMON STOCK ISSUABLE UPON ITS EXERCISE, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELECTROPURE, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                ELECTROPURE, INC.

This is to certify that, for value received, FLOYD H. PANNING, or assigns, ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from ELECTROPURE, INC. (formerly HOH Water Technology Corporation), a California corporation ("Company"), One Hundred Twenty Five Thousand (125,000 ) fully paid, validly issued and nonassessable shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at any time or from time to time during the period set forth below until the 5:00 P.M. Los Angeles City Time on August 14, 2007 (the "Exercise Period") at an initial exercise price equal to $0.28125 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

                                                        EXHIBIT 10.47.9; PAGE 12


A. EXERCISE PERIOD. Holder shall have the right to exercise this Warrant into shares of Common Stock in increments of up to but not more than Twenty Five Thousand (25,000) each year, commencing with the date hereof. Holder shall be entitled to accumulate and exercise in successive years any and all Warrants which have become exercisable hereunder in prior years. This Warrant shall terminate at 5:00 P.M. Los Angeles City Time on August 14, 2007 notwithstanding the fact that the Warrants granted hereunder are exercisable in the increments stated.

                    Concurrently herewith, Holder and the Company have entered into an Employment Agreement upon the terms and conditions set forth therein (the "Employment Agreement"). The Employment Agreement sets forth certain conditions precendent to which the Exercise Period hereinabove stated may be accelerated or truncated.

B. EXERCISE OF WARRANT. During and subject to the Exercise Period, this Warrant may be exercised in whole or in part at any time and the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than fourteen (14) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

C. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

D. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

        (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                                                        EXHIBIT 10.47.9; PAGE 13


        (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

        (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company or, if higher, $0.01 per share.

E. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense to Holder or any assignee or exchangee of Holder, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge to Holder or any assignee or exchangee of Holder, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

F. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at low or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

G. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

        (1) In case the Company shall (i) declare a dividend or make a contribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivisions, combination or

                                                        EXHIBIT 10.47.9; PAGE 14


reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

        (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

        (3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certificate public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section G and a certificate signed by such firms shall be conclusive evidence of the correctness of such adjustment.

        (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

        (5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

H. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section B and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

I. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company

                                                        EXHIBIT 10.47.9; PAGE 15


shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

J. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section J shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section G hereof.

        IN WITNESS THEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, being duly authorized, as of the date set forth on the first part hereof.

                                      ELECTROPURE, INC.

                                      BY   /s/  CATHERINE PATTERSON
                                        ---------------------------------
                                             Catherine Patterson
                                             Corporate Secretary

                                                        EXHIBIT 10.47.9; PAGE 16

                                                     23251 Vista Grande, Suite A
                                                 Laguna Hills, California  92653
                                          714-770-9347 (Degree) Fax 714-770-9209
ELECTROPURE, INC.
================================================================================

                                  PURCHASE FORM

                               WARRANT NO. A-3001

                              DATED AUGUST 14, 1997


Dated:____________________, 19___


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________________ shares of Common Stock and hereby makes payment of $____________________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ________________________________________________________________________
                  (Please typewrite or print in block letters)


Address ______________________________________________________________________


                                             -----------------------------------
                                                 Signature of Warrant Holder

                                                        EXHIBIT 10.47.9; PAGE 17

                                                    232251 Vista Grande, Suite A
                                                 Laguna Hills, California  92653
                                          714-770-9347 (Degree) Fax 714-770-9209
ELECTROPURE, INC.
================================================================================

                                 ASSIGNMENT FORM

                               WARRANT NO. A-3001

                              DATED AUGUST 14, 1997


FOR VALUE RECEIVED, FLOYD PANNING (the "Warrant Holder") hereby sells, assigns and transfers unto:

     Name        ______________________________________________________________
                          (Please typewrite or print in block letters)

     Address     ______________________________________________________________


the right to purchase Common Stock represented by this Warrant to the extent of ____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:_________________, 19___

                                             -----------------------------------
                                                 Signature of Warrant Holder

                                                       EXHIBIT 10.47.9; Page 18


                                   EXHIBIT B

                   SUMMARY OF DEFERRED AND ACCRUED WAGES DUE
                             FROM EDN COMPONENTS TO
                                FLOYD H. PANNING


                                              GROSS WAGES
  TWO-WEEK          PAYROLL     -----------------------------------------
PERIOD ENDED         DATE           DUE            PAID         DEFERRED
------------      ----------    -----------     ----------     ----------
 7-MAY-94         14-MAY-94     $  3,000.00     $ 1,500.00     $ 1,500.00
21-MAY-94         28-MAY-94     $  3,000.00     $ 1,500.00     $ 1,500.00
 4-JUN-94         11-JUN-94     $  3,000.00     $ 1,500.00     $ 1,500.00
18-JUN-94         25-JUN-94     $  3,000.00     $ 1,500.00     $ 1,500.00
 2-JUL-94          9-JUL-94     $  3,000.00     $ 1,500.00     $ 1,500.00
16-JUL-94         23-JUL-94     $  3,000.00     $ 1,500.00     $ 1,500.00
30-JUL-94          8-AUG-94     $  3,000.00     $ 1,500.00     $ 1,500.00
13-AUG-94         20-AUG-94     $  3,000.00     $ 1,500.00     $ 1,500.00
27-AUG-94          3-SEP-94     $  3,000.00     $ 1,500.00     $ 1,500.00
10-SEP-94         17-SEP-94     $  3,000.00     $ 1,500.00     $ 1,500.00
24-SEP-94          1-0CT-94     $  3,000.00     $ 1,500.00     $ 1,500.00
 8-OCT-94         15-OCT-94     $  3,000.00     $ 1,500.00     $ 1,500.00
22-OCT-94         29-OCT-94     $  3,000.00     $ 1,500.00     $ 1,500.00
 5-NOV-94         12-NOV-94     $  3,000.00     $ 1,500.00     $ 1,500.00
19-NOV-94         28-NOV-94     $  3,000.00     $ 1,500.00     $ 1,500.00
 3-DEC-94         10-DEC-94     $  3,000.00     $ 1,500.00     $ 1,500.00
17-DEC-94         24-DEC-94     $  3,000.00     $ 1,500.00     $ 1,500.00
31-DEC-94          7-JAN-95     $  3,000.00     $ 1,500.00     $ 1,500.00
14-JAN-95         21-JAN-95     $  3,000.00     $ 1,500.00     $ 1,500.00
28-JAN-95          4-FEB-95     $  3,000.00     $ 1,600.00     $ 1,500.00
11-FEB-95         18-FEB-95     $  3,000.00     $ 1,500.00     $ 1,500.00
26-FEB-95          4-MAR-95     $  3,000.00     $ 1,500.00     $ 1,500.00
11-MAR-95         18-MAR-95     $  3,000.00     $ 1,500.00     $ 1,500.00
25-MAR-95          1-APR-95     $  3,000.00     $ 1,500.00     $ 1,500.00
 8-APR-95         15-APR-95     $  3,000.00     $ 1,500.00     $ 1,500.00
22-APR-95         28-APR-95     $  3,000.00     $ 1,500.00     $ 1,500.00
 6-MAY-95         13-MAY-95     $  3,000.00     $ 2,050.00     $   950.00
20-MAY-95         27-MAY-95     $  3,000.00     $ 2,050.00     $   950.00
 3-JUN-95         10-JUN-95     $  3,000.00     $ 2,050.00     $   950.00
17-JUN-95         24-JUN-95     $  3,000.00     $ 2,050.00     $   950.00
 1-JUL-95          8-JUL-95     $  3,000.00     $ 2,050.00     $   950.00
15-JUL-95         22-JUL-95     $  3,000.00     $ 2,050.00     $   950.00
29-JUL-95          5-AUG-95     $  3,000.00     $ 2,050.00     $   950.00
12-AUG-95         19-AUG-95     $  3,000.00     $ 2,050.00     $   950.00
28-AUG-95          2-SEP-95     $  3,000.00     $ 2,050.00     $   950.00
 9-SEP-95         16-SEP-95     $  3,000.00     $ 2,050.00     $   950.00
23-SEP-95         30-SEP-95     $  3,000.00     $ 2,050.00     $   950.00
 7-OCT-95         14-OCT-95     $  3,000.00     $ 2,050.00     $   950.00
21-OCT-95         28-OCT-95     $  3,000.00     $ 2,050.00     $   950.00
 4-NOV-95         11-NOV-95     $  3,000.00     $ 2,050.00     $   950.00
18-NOV-95         25-NOV-95     $  3,000.00     $ 2,050.00     $   950.00
 2-DEC-95          9-DEC-95     $  3,000.00     $ 2,050.00     $   950.00
16-DEC-95         23-DEC-96     $  3,000.00     $ 2,050.00     $   950.00
30-DEC-95          6-JAN-96     $  3,000.00     $ 2,050.00     $   950.00
13-JAN-96         20-JAN-96     $  3,000.00     $ 2,050.00     $   950.00
27-JAN-96          3-FEB-96     $  3,000.00     $ 2,050.00     $   950.00
10-FEB-96         17-FEB-96     $  3,000.00     $ 2,050.00     $   950.00
24-FEB-96          2-MAR-96     $  3,000.00     $ 2,050.00     $   950.00
 9-MAR-96         16-MAR-96     $  3,000.00     $ 2,050.00     $   950.00
23-MAR-96         30-MAR-96     $  3,000.00     $ 2,050.00     $   950.00
 6-APR-96         13-APR-96     $  3,000.00     $ 2,050.00     $   950.00
20-APR-96         27-APR-96     $  3,000.00     $ 2,050.00     $   950.00
                                -----------     ----------     ----------
                                $156,000.00     $92,300.00     $ 3,700.00


                                                        EXHIBIT 10.47.9; PAGE 19

                                    EXHIBIT C

                              ELECTROPURE INVESTORS


                                  NO. COMMON SHARES           NO. OF       PERCENT
SHAREHOLDER                 CLASS A            CLASS B        VOTES        VOTING
-----------                 --------------------------        -------      ------
Dhawan, Gil K.                12,500                           12,500               3.03%

Fishman, Richard              12,500                           12,500               3.03%

Fleming, Terry L.             25,000                           25,000               6.06%

Frank, Anthony M.             25,000                           25,000               6.06%

Frank, Randall P.             25,000                           25,000               6.06%

Frank, Tracy F.               12,500                           12,500               3.03%

Hartley, E. Dale              62,500                           62,500              15.15%

Illes, Steve G.               50,000                           50,000              12.12%

Panning, Floyd H.                                100,000      100,000              24.24%

Sugarman, Michael             25,000                           25,000               6.06%

Tarlow, Herbert D.            37,500                           37,500               9.09%

Waldman, Stephen              25,000                           25,000               6.06%


TOTALS:                     312,500              100,000      412,500             100.00%

                                                        EXHIBIT 10.47.9; PAGE 20


                                    EXHIBIT D
                                       TO
                               INDEMNITY AGREEMENT

  This Indemnity Agreement (the "Agreement") is made as of the 14th day of August, 1997, by and between Electropure, Inc. (formerly, HOH Water Technology Corporation) (the "Corporation"), and FLOYD H. PANNING (the "Indemnitee"), a director, officer, employee and/or authorized distributor (hereinafter referred to as "officers and directors") of the Corporation or of the Corporation's former subsidiary, HOH International, Inc.

                                    RECITALS

A. The Corporation and the Indemnitee recognize that the interpretation of statutes, regulations, court opinions and the Corporation's Articles of Incorporation and bylaws is too uncertain to provide the Corporation's officers and directors with adequate guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation.

B. The Corporation and the Indemnitee are aware of the substantial increase in the number of lawsuits filed against corporate officers and directors.

C. The Corporation and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, may impose substantial economic hardship upon the Corporation's officers and directors.

D. The Corporation and the Indemnitee recognize that the legal risks, potential liabilities and expenses of defense associated with litigation against officers and directors arising or alleged to arise from the conduct of the affairs of the Corporation are frequently excessive in view of the amount of compensation received by the Corporation's officers and directors, and thus may act as a significant deterrent to the ability of the Corporation to obtain experienced and capable officers and directors.

E. Section 317 of the California General Corporation Law, which sets forth certain provisions relating to the indemnification of officers and directors (among others) of a California corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

F. In order to induce capable persons such as the Indemnitee to serve or continue to serve as officers or directors of the Corporation and to enable them to perform their duties to the Corporation secure in the knowledge that certain expenses and liabilities that may be incurred by them will be borne by the Corporation, the Board of Directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu of this Agreement, that the following Agreement is in the best interests of the Corporation and its shareholders.

                                                        EXHIBIT 10.47.9; PAGE 21


G. The Corporation desires to have the Indemnitee serve or continue to serve as an officer and/or director of the Corporation, and the Indemnitee desires to serve or continue to serve as an officer and/or director of the Corporation provided, and on the express condition, that he is furnished with the indemnity set forth below.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth below, the Corporation and the Indemnitee agree as follows:

1. Continued Service. The Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he is duly elected and appointed or until such time as he continues to serve as a director and/or officer or resigns in writing. The terms of any existing employment agreement between the Indemnitee and the Corporation shall continue in effect but shall be modified or supplemented by the terms of this Agreement.

2. Definitions.

        (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal or administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any indemnified liability or reimbursable expense is incurred.

        (b) The term "Expenses" shall include, but shall not be limited to, damages, judgment, fines, settlement and charges, costs, expenses of investigation and expenses of defense of legal actions, suits, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds. "Expenses" shall not include any judgment, fines or penalties actually levied against the Indemnitee which the Company is prohibited by applicable law from paying.

3. Indemnity in Third-Party Proceedings. Subject to Paragraph 8, the Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee is a party to, threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by the Corporation itself to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined, pursuant to

                                                        EXHIBIT 10.47.9; PAGE 22


Paragraph 7 or by the court before which such action was brought, that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith or in a manner that he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

4. Indemnity in Proceeding by or in the Name of the Corporation. Subject to Paragraph 8, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any Proceeding by or in the name of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee was or is a director and/or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but only if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification for Expenses shall be made under this Paragraph 4 with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding is brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. Advances of Expenses. Expenses incurred by the Indemnitee pursuant to Paragraph 3 and 4 in any Proceeding shall be paid by the Corporation in advance of the determination of such Proceeding at the written request of the Indemnitee, if the Indemnitee shall (a) undertake to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification in such amount, and (b) deliver to the Corporation a certificate affirming in good faith that the Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Paragraph 3, 4 or 6 shall be made no later than 30 days after receipt of the written request of the Indemnitee therefor, unless, in the case of an indemnification, a determination is made within said 30-day period by (a) the Board of Directors of the Corporation by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceedings, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

                                                        EXHIBIT 10.47.9; PAGE 23


The right to indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Corporation shall bear the burden of proving that indemnification or advances are not appropriate. The failure of the Corporation to have made a determination that indemnification or advances are proper in the circumstances shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

8. Indemnification Hereunder Not Exclusive.

        (a) Notwithstanding any other provision of this Agreement, the Company shall not indemnify the Indemnitee for any act or omission or transactions for which indemnification is expressly prohibited by Section 204(a)(11) of the California General Corporation Law.

        (b) The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Corporation's Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise, both as to action in his official capacity and as to action in another capacity while he holds such office. The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director or officer, and shall inure to the benefit of the heirs and personal representative of the Indemnitee.

9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

10. Merger or Consolidation. In the event that the Corporation shall be a constituent corporation in a consolidation, merger or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting or acquiring corporation agrees to indemnify the Indemnitee to the full extent provided herein. Whether or not the Corporation is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have with respect to the Corporation if its separate existence had continued.

11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be revised to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

                                                        EXHIBIT 10.47.9; PAGE 24


13. Insurance. The Corporation may purchase and maintain insurance on behalf of the Indemnitee against any liability asserted against him or incurred by him in any such capacity as a director, officer or other employee or agent of the Corporation or an affiliate of the Corporation, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Agreement. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or the Indemnitee under this Agreement, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way be construed to limit or affect the rights and obligations of the Corporation and of the other party or parties thereto under any such policy or agreement of insurance.

In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any action against the Indemnitee with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Corporation pursuant to this Agreement, the Indemnitee shall reimburse the Corporation for the amount, if any, by which the sum of such payments by such insurance carrier or such plaintiff and payments by the Corporation to the Indemnitee exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payments of indemnified amounts under the terms and conditions of this Agreement, the Corporation shall be subrogated to the Indemnitee's rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Corporation of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this paragraph.

14. Notices. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation written notice as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Electropure, Inc., 23251 Vista Grande, Suite A, Laguna Hills, California 92653 (or at such other address or to the attention of such other person as the Corporation shall designate in writing to the Indemnitee).

15. Effective Date. The Effective Date of this Indemnity Agreement shall be the date upon which the Indemnitee first serves or served as a director, officer, employee and/or authorized distributor of the Corporation and shall continue in effect as hereinabove provided.

                                        ELECTROPURE, INC.

                                        BY   /s/ CATHERINE PATTERSON
                                          --------------------------------
                                               Catherine Patterson
                                               Chief Financial Officer

                                        INDEMNITEE
                                               /s/ FLOYD H. PANNING
                                          --------------------------------
                                                 Floyd H. Panning